                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-106666 of Jafra Worldwide Holdings (Lux) S.aR.L. of our reports dated June 12, 2003 and June 12, 2003 (August 8, 2003, as to paragraph 21 of Note 2) on the financial statements and financial statement schedule of Distribuidora Comercial Jafra, S.A. de C.V. (reflecting the carved-out distribution business operations of Distribuidora Venus, S.A. de C.V.) and the consolidated financial statements and financial statement schedule of Jafra Cosmetics International, S.A. de C.V. and subsidiaries (excluding the operations of Distribuidora Comerical Jafra, S.A. de C.V.), respectively, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE

Mexico City, Mexico
August 11, 2003